UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2012

Heavy Earth Resources, Inc.
 (Exact name of registrant as specified in Charter)

Florida (State or other jurisdiction of incorporation)	000-52979 (Commission File Number)	75-3160134 (IRS Employer Identification No.)

625 Second Street, #280, San Francisco, California	94107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (415) 813-5079

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On May 10, 2012, Heavy Earth Resources, Inc., a Florida corporation, (the “Registrant”), filed a Current Report on Form 8-K (“Original Report”) to report that the Registrant entered into a Share Purchase Agreement to acquire all outstanding capital shares of Petro Vista Energy Colombia (Barbados) Corp.  The Registrant is filing this Amendment No. 1 to the Original Report (this “Amendment”) solely to include the Share Purchase Agreement as Exhibit 10.1 as required by Item 9.01 of Form 8-K.  No other modifications to the Original Report are being made by this Amendment.

Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2012, Deep Core Inc., a wholly-owned subsidiary (the “Subsidiary”) of Heavy Earth Resources, Inc. (the “Registrant”) entered into a Share Purchase Agreement (the “Purchase Agreement”) by and among Petro Vista Energy Corp. (“PVC”), Petro Vista Energy Holdings (Barbados) Corp. (the “Seller”) and the Subsidiary pursuant to which the Subsidiary acquired all of the outstanding shares of capital of Petro Vista Energy Colombia (Barbados) Corp. (“PV Colombia”), a wholly-owned subsidiary of the Seller, in exchange for: (i) a nominal cash payment of $1.00, (ii) the Subsidiary’s release of PVC from all its ongoing obligations pursuant to the Share Purchase Agreement dated December 6, 2011 by and among PV Colombia, PVC and the Subsidiary (the “Petropuli SPA”), (iii) the Subsidiary’s release and payment to PVC of $75,000 as final payment of the Subsidiary’s payment obligations pursuant to the Petropuli SPA and (iv) the assumption of the balance of acquisition costs associated with the 25% participating interest in the La Maye Block.  PV Colombia owns a 25% participating interest in the La Maye Block, consisting of approximately 68,302 gross acres located in Colombia’s Lower Magdalena Basin.

The Purchase Agreement contains customary representations and warranties by the Subsidiary and the Seller.  The closing date of the Purchase Agreement is the date as the parties agree as the time at which the closing will take place.  The closing of the Purchase Agreement is subject to certain conditions as set forth in the Purchase Agreement.

The conditions of the Subsidiary require certification by the Seller that (i) all of the representations and warranties of the Seller are true and correct, (ii) all obligations, covenants and agreements in the Purchase Agreement will be performed at or prior to the closing, (iii) the transactions contemplated by the Purchase Agreement have been approved by the board of directors of the Seller, (iv) other than government or third party approval on the transfer of the participating interest in the La Maye Block, that all consents, approvals, permits and acknowledgments required in connection with the transactions contemplated by the Purchase Agreement have been obtained, (v) there are no legal proceedings that may enjoin, restrict or prohibit the transactions contemplated by the Purchase Agreement and (vi) the Seller will, at the time of closing, authorize the release of the escrowed funds pursuant to the Petropuli SPA.

The conditions of the Seller require certification by the Subsidiary that (i) all of the representations and warranties of the Subsidiary are true and correct, (ii) all obligations, covenants and agreements in the Purchase Agreement will be performed at or prior to the closing, (iii) the transactions contemplated by the Purchase Agreement have been approved by the board of directors of the Subsidiary and (iv) the Subsidiary will, at the time of closing, authorize the discharge and release of the PVC’s obligations pursuant to the Petropuli SPA, provide to the Seller an executed release and indemnification of PVC’s obligations and release and pay to PVC the sum of $75,000 as final payment of the Subsidiary’s payment obligations pursuant to the Petropuli SPA.

This brief description of the Purchase Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Purchase Agreement as attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Description of Exhibit
10.1	Share Purchase Agreement by and among Petro Vista Energy Corp., Petro Vista Energy Holdings (Barbados) Corp. and Deep Core Inc. dated May 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Heavy Earth Resources, Inc.

Date: May 11, 2012	By:	/s/ Grant Draper
Grant Draper President and Chief Executive Officer